SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 22, 2003

NBC CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Mississippi	1-15773	64-0694755
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

NBC Plaza, Starkville, Mississippi		39759
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (601) 343-1341

(Former Name or Former Address, if Changed Since Last Report

ITEM 5.    Other Events and Required FD Disclosure.

On April 22, 2003, NBC Capital Corporation issued the following press release:

[NBC CAPITAL CORPORATION LOGO]

Contact:	Richard T. Haston	For Immediate Release
662-324-4258

NBC CAPITAL CORPORATION REPORTS FIRST QUARTER RESULTS

STARKVILLE, Miss.—(April 22, 2003)—NBC Capital Corporation (AMEX: NBY), the holding company for National Bank of Commerce, today reported higher net income for the first quarter ended March 31, 2003.

“NBC reported an increase in first quarter income as a result of continued growth in non-interest income,” stated Lewis F. Mallory, Jr., chairman and chief executive officer of NBC Capital Corporation. “Our strategy of diversifying our income sources beyond interest-sensitive assets was an important component of our first quarter’s results in light of weak loan demand and the low interest rate environment.

“We experienced margin pressure in the first quarter due to the continuation of low rates that provided little flexibility in pricing to maintain margins. As rates increase, we are in excellent position to grow earnings. Over 50% of our loans are adjustable rate and will provide NBC with strong earnings momentum since they will reprice faster than our interest-sensitive liabilities.”

First Quarter Results

First quarter net income was $3.6 million, or $0.44 per diluted share, compared with $3.5 million, or $0.43 per diluted share, for the first quarter of 2002. Per share amounts for 2002 are adjusted for the four-for-three stock split distributed on September 9, 2002.

Total interest income was $13.6 million for the first quarter of 2003 compared with $15.5 million in the first quarter of 2002. “NBC’s interest income was down in the latest quarter due to a 30 basis point decline in net interest margin, partially offset by a 2.8% increase in average earning assets,” continued Mr. Mallory. “The increase in average earnings assets was attributable to growth in our securities portfolio since total loans were down 4.0% compared with the first quarter of last year. Loan demand remains soft, especially for consumer loans. We are experiencing continued competition from other consumer lenders with low-rate and no-rate loans, particularly for new auto loans. Our adjustable rate mortgage loan portfolio is down due to customers refinancing to fixed-rate mortgage loans that we sell in the secondary market.”

NBC’s provision for loan losses increased to $750,000 compared with $630,000 in the first quarter of 2002. “Loan quality remained very sound in the first quarter. We increased our provision for loan losses by $120,000, primarily to account for changes in our consumer portfolio. Our reserve for loan losses was $6.0 million, or 1.05% of total loans at March 31, 2003. We believe our reserves provide a solid measure of protection based on current economic conditions and credits in our portfolio,” stated Mr. Mallory.

-MORE-

NBY Announces First Quarter Results

April 22, 2003

Non-interest income rose 27.7% to $5.3 million compared with $4.2 million in the first quarter of 2002. NBC experienced growth in service charges, insurance commissions and fees, mortgage loan fee income and other non-interest income. Gains on sales of securities increased to $701,000 compared with $91,000 in the first quarter of 2002.

Income before taxes was $4.84 million compared with $4.83 million in the first quarter of 2002. The tax rate for the first quarter of 2003 was 26.0% compared with 26.7% in the first quarter of the prior year.

Assets totaled $1.1 billion at the end of the first quarter of 2003 compared with $1.0 billion in the first quarter of 2002. Loans totaled $568.9 million in the first quarter of 2003 compared with $592.5 million last year. Average earning assets were $1,004.8 million compared with $977.3 million in the first quarter of 2002. Return on average assets was 1.3% in the first quarter of 2003 compared with 1.4% in the same quarter of 2002. Return on average equity was 13.0% in the first quarter of 2003 compared with 13.8% in the first quarter of the prior year.

2003 Expectations

NBC expects 2003 income to be in the range of $1.63 to $1.70 per share. This compares with 2002 net income per diluted share of $1.73. Expectations for the second quarter of 2003 are for income to be in the range of $0.39-$0.42 per share compared with $0.45 per share in the second quarter of 2002. The revised estimates for the year are based on the continuation of weak loan demand and the low interest rate environment.

Conference Call

NBC Capital will provide an on-line, real-time Web-cast and rebroadcast of its first quarter results conference call to be held tomorrow, April 23, 2003. The live broadcast of will be available on-line at www.nbcbankline.com under investor information and www.vcall.com beginning at 10:00 a.m. central time. The on-line replay will follow immediately and continue for 30 days.

About NBC Capital Corporation

NBC Capital Corporation is a financial holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in east Mississippi and Tuscaloosa, Alabama. NBC’s stock is listed on the American Stock Exchange under the ticker symbol of NBY.

Forward-Looking Statements

This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company’s actual results, see the Company’s Report on 10-Q for the quarter ended March 31, 2003, and other reports filed with the Securities and Exchange Commission. NBC Capital Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

-MORE-

NBY Announces First Quarter Results

April 22, 2003

NBC CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF CONDITION

MARCH 31,

(In thousands, except share amounts)

	2003	2002
ASSETS:
Cash and Due From Banks	$29,092	$22,469
Interest Bearing Deposits Due From Banks	11,367	914

Total Cash and Due From Banks	40,459	23,383
Securities:
Securities Available for Sale	371,661	312,140
Securities Held to Maturity	43,404	46,891

Total Securities	415,065	359,031
Federal Funds Sold and Securities Purchased Under Agreement To Resell	7,199	15,623
Other Earning Assets	14,856	14,100
Loans	568,901	592,486
Less: Reserve for Loan Losses	(5,962)	(7,078)

Net Loans	562,939	585,408
Bank Premises And Equipment, Net	14,618	15,122
Interest Receivable	6,963	7,892
Other Real Estate Owned	2,044	1,817
Goodwill	2,853	2,853
Other Assets	6,864	8,350

Total Assets	$1,073,860	$1,033,579

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Non-Interest Bearing Deposits	$107,408	$105,752
Interest Bearing Deposits	713,078	691,929

Total deposits	820,486	797,681
Interest Payable	1,584	1,944
Federal Funds Purchased and Securities Sold Under Agreement to Repurchase	17,620	15,351
Federal Home Loan Bank Borrowings	115,580	105,052
Other Liabilities	8,414	11,052

Total Liabilities	963,684	931,080
SHAREHOLDERS’ EQUITY:
Common Stock—$1 Par Value, Authorized 10,000,000 shares, Issued—9,615,806 Shares at March 31, 2003 and 7,212,662 shares at March 31, 2002	9,616	7,213
Surplus And Undivided Profits	126,481	121,861
Accumulated Other Comprehensive Income	1,828	(256)
Treasury Stock at Cost (1,445,328 shares at March 31, 2003 and 1,040,502 shares at March 31, 2002)	(27,749)	(26,319)

Total Shareholders’ Equity	110,176	102,499

Total Liabilities And Shareholders’ Equity	$1,073,860	$1,033,579

Note 1:	The 2002 amounts have been restated to reflect the adoption of FASB Statement No. 147, “Acquisition of Certain Financial Institutions”

-MORE-

NBY Announces First Quarter Results

April 22, 2003

NBC CAPITAL CORPORATION

CONSOLIDATED STATEMENT OF INCOME

(In thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED MARCH 31
	2003	2002
INTEREST INCOME:
Interest And Fees On Loans	$8,721	$10,578
Interest And Dividends On Investment Securities	4,819	4,819
Other Interest Income	94	83

Total Interest Income	13,634	15,480
INTEREST EXPENSE:
Interest On Deposits	3,628	4,726
Interest On Borrowed Funds	1,323	1,430

Total Interest Expense	4,951	6,156

Net Interest Income	8,683	9,324
Provision For Loan Losses	750	630

Net Interest Income After Provision For Loan Losses	7,933	8,694

OTHER INCOME:
Service Charges On Deposit Accounts	1,793	1,600
Trust Department Income	412	439
Insurance Commission and Fee Income	1,218	901
Mortgage Loan Fee Income	440	403
Other Non-Interest Income	760	735
Gains (Losses) On Securities—Net	701	91

Total Other Income	5,324	4,169

OTHER EXPENSE:
Salaries & Employee Benefits	4,982	4,860
Net Premises And Fixed Asset Expense	1,193	1,146
Other Operating Expense	2,240	2,023

Total Other Expense	8,415	8,029

Income Before Income Taxes	4,842	4,834
Applicable Income Tax Expense	1,259	1,289

Net Income	$3,583	$3,545

Earnings Per Share:
Basic	0.44	0.43
Diluted	0.44	0.43
Average Weighted Shares:
Primary	8,182,213	8,236,492
Diluted	8,192,775	8,242,323

Note 1:	The 2002 amounts have been restated to reflect the adoption of FASB Statement No. 147, “Acquisition of Certain Financial Institutions”.

Note 2:

The 2002 Earnings Per Share amounts and the Average Weighted Shares outstanding have been restated for the 4 for 3 stock split, accounted for as a stock dividend, that occurred during the third quarter of 2002.

-MORE-

NBY Announces First Quarter Results

April 22, 2003

NBC CAPITAL CORPORATION

FINANCIAL HIGHLIGHTS

(amounts in thousands except per share data)

FOR THE THREE MONTHS ENDED MARCH 31:	2003	2002
Net Earnings	$3,583	$3,545
Basic and Diluted Earnings Per Share	0.44	0.43
Cash Dividends Per Share	0.22	0.21

ANNUALIZED RETURNS
Return on Average Assets	1.3%	1.4%
Return on Average Equity	13.0%	13.8%

SELECTED BALANCES AT MARCH 31:	2003	2002
Total Assets	$1,073,860	$1,033,579
Deposits and Securities Sold Under Agreements to Repurchase	838,106	813,032
Loans	568,901	592,486
Total Securities	415,065	359,031
Shareholders’ Equity	110,176	102,482
Market Price Per Share	24.00	22.47
Book Value Per Share	13.48	12.45

Note 1:	The 2002 amounts have been restated to reflect the adoption of FASB Statement No. 147, “Acquisition of Certain Financial Institutions”.

Note 2:	The per share amounts for 2002 have been restated for the 4 for 3 stock split, accounted for as a stock dividend, that occurred during the third quarter of 2002

END

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NBC CAPITAL CORPORATION

By: /s/ Richard T. Haston
Richard T. Haston
Executive Vice President,
Chief Financial Officer and Treasurer

Dated: April 28, 2003